UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, the Board of Directors of AiAdvertising, Inc. (the “Company”) appointed Richard Berliner to serve on the Company’s Board of Directors.

Mr. Berliner has been Chairman and Chief Executive Officer of Fifth Gen Media, Inc., a marketing and publishing company, owned by Mr. Berliner since 2016. Mr. Berliner’s prior experience was as Chief Executive Officer of a wireless construction company, Redwing Electric from 2012-2015, which was later sold to an investor group. Mr. Berliner did a one year consulting project for the Swedish equipment manufacturer Ericsson, reporting to the Chief Operating Officer in 2011. Mr. Berliner was the Founder, Chairman and CEO of Berliner Communications or BCI (BCI) which he started in 1995, which subsequently merged with another firm in 2010. Mr. Berliner handled the firm’s quarterly earnings calls and the annual meetings in his role as Chairman. Mr. Berliner graduated from Rutgers with a BA in Business in 1975. He is a Fellow in the Radio Club of America and was elected in 2004.

Mr. Berliner will serve as a director until the next meeting of stockholders, or until his earlier death resignation or removal.

The Company’s Board of Directors has determined that Mr. Berliner is “independent” within the meaning of rules of The Nasdaq Stock Market and is qualified to serve on the Board of Directors because of his extensive senior management experience.

There is no arrangement or understanding between Mr. Berliner and any other persons, pursuant to which he was selected as a director. Mr. Berliner has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Berliner and any director or executive officer of the Company.

Mr. Berliner will receive the Company’s standard director compensation of $30,000 annually.

On October 7, 2021, Gregory Boden resigned as Chief Financial Officer and Director of the Company. Effective October 7, 2021, Isabel Gongora was appointed to serve as the Company’s Chief Financial Officer. Prior to her appointment as Chief Financial Officer, Ms. Gongora served as the Company’s Controller beginning in March 2018.  From March 2015 to March 2018, Ms. Gongora was the Accounting Manager and Treasurer of Peveto Companies, LTD dba Brake Check, a multi-million dollar family-owned and operated company since 1968.  Ms. Gongora began her corporate accounting career working for Argo Group, Inc., a public multi-billion dollar Property and Casualty Insurance Company. Ms. Gongora graduated from The University of Texas at San Antonio with a Bachelor of Science in Accounting and the University of Incarnate Word with a Masters of Science in Accounting.

There is no arrangement or understanding between Ms. Gongora and any other persons, pursuant to which she was selected as a Chief Financial Officer. Ms. Gongora has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Ms. Gongora and any director or executive officer of the Company.

Ms. Gongora will receive $140,000 in annual compensation for serving as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: October 12, 2021	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer

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